Exhibit (k)(5)

JOINT LIABILITY INSURANCE AGREEMENT

AGREEMENT dated the 5th day of March, 2026 between the Infinity Core Alternative Fund, First Trust Alternative Opportunities Fund, Variant Alternative Income Fund, Variant Impact Fund, Agility Multi-Asset Income Fund, Aspiriant Real Assets Fund, Aspiriant Capital Appreciation Fund, AFA Asset Based Lending Fund, The Optima Dynamic Alternatives Fund, First Trust Real Assets Fund, First Trust Private Credit Fund, First Trust Private Assets Fund, Destiny Alternative Fund LLC, Destiny Alternative Fund (TEI) LLC, Pender Real Estate Credit Fund, Felicitas Private Markets Fund, First Trust Hedged Strategies Fund, FT Vest Hedged Equity Income Fund: Series A2, FT Vest Hedged Equity Income Fund: Series A3, FT Vest Hedged Equity Income Fund: Series A4, FT Vest Total Return Income Fund: Series A2, First Trust Enhanced Private Credit Fund, Variant Alternative Lending Fund, FT Vest Total Return Income Fund: Series A3, FT Vest Total Return Income Fund: Series A4, FT Vest Rising Dividend Achievers Total Return Fund, FT Vest Hedged Equity Income Fund: Series B1, FT Vest Hedged Equity Income Fund: Series B2, FT Vest Hedged Equity Income Fund: Series B3, FT Vest Total Return Income Fund: Series B1, FT Vest Total Return Income Fund: Series B2, FT Vest Total Return Income Fund: Series B3, FT Vest Total Return Income Fund: Series B4, Destiny Alternative Fund, FT Vest Total Return Income Fund: Series A1 and Felicitas Income Fund (collectively, the “Funds” and individually, a “Fund”).

WHEREAS, each Fund is a management investment company registered under the Investment Company Act of 1940 (the “1940 Act”);

WHEREAS, each Fund is an affiliate of each other Fund under the 1940 Act;

WHEREAS, Rule 17d-1(d)(7) under the 1940 Act permits arrangements regarding liability insurance policies between registered investment companies and their affiliates provided certain conditions are met; and

WHEREAS, a majority of the Board of Trustees, Directors or Managers of each Fund, as applicable, (each a “Board”) (including a majority of the trustees, directors or managers who are not “interested persons” of each respective Fund as defined by Section 2(a)(19) of the 1940 Act) has given due consideration to all factors relevant to the form, amount and ratable allocation of premiums of the Investment Company Directors & Officers and Professional Liability Policy (the “Policy”) and (i) has approved the terms and amount of the Policy and the participation of each respective Fund in the Policy as being in the best interests of that Fund, and (ii) has determined that the allocation of the premium for the Policy as set forth herein (which is based on information obtained from the underwriters regarding each Fund’s proportionate share of the sum of the premiums that would have been paid if such insurance coverage were purchased separately by the Funds) is fair and reasonable to the Fund.

NOW, THEREFORE in consideration of the mutual covenants contained herein, the Funds hereby agree:

1.       Joint Policy. To insure the Funds and their respective managers, executives, officers and employees against their errors or omissions, the Funds have obtained and maintain the Policy, pursuant to which they are each insured under the Policy.

2.       Limits of Liability. The limit of the Policy insurer’s (the “Insurer”) liability under the Policy shall not be less than an amount approved by each Fund’s Board.

3.       Ratable Allocation of Premium. So long as each Fund continues to operate as an investment company, each Fund agrees to pay its proportionate share of the total premium due under the Policy, which share shall be determined based on each Fund’s proportionate share of the sum of the premiums that would have been paid if such insurance coverage were purchased separately by the Funds.

4.       Premium Due Upon Liquidation of Fund or Departure from Program. In the event that a Fund (a) liquidates or (b) undertakes to remove itself from the fund solutions program (currently known as “registered fund solutions”), then such Fund will be obligated to pay an amount for tail coverage under the Policy in such amount as determined by the Boards or if the Boards determine that the Policy shall be terminated, such Fund will be obligated to pay an amount equal to its pro rata share of the total cost to provide tail coverage under the Policy to the Funds for six (6) years from the date of termination of the Policy.

5.       Allocation of Recoveries and Deductibles.

(i) The term "Loss" shall mean any Loss (as such term or similar term is defined in the Policy) for which payment is made under the Policy by the Insurer on behalf of the Funds, or their respective managers, executives, officers or employees, or for which payment would have been made by the Insurer under the Policy if the limits of the Insurer's liability under the Policy had not been exceeded. The term "Recovery" shall mean the aggregate amount paid by the Insurer on behalf of the Funds (or their respective managers, executives, officers or employees) in respect of a Loss.

(ii) Subject to the next sentence, if a Fund sustains a Loss as a result of one or more claims made during a single annual coverage period for which a Recovery is received under the Policy, such Fund shall receive an amount equal to the actual Loss. If a Recovery is less than the amount required to indemnify fully the Funds sustaining a related Loss, then the Recovery shall be allocated among the Funds which have not been fully indemnified for their Losses in the same proportion as their premiums bear to one another.

(iii) In each case of Loss, the applicable deductible under the Policy will be allocated among the Funds sustaining Losses in proportion to the relative share of Recovery received by each Fund.

6.       Claims and Settlements. Each Fund shall file a copy of this Agreement with the Insurer as part of any claim under the Policy and shall, at the time of making of any claim under the Policy, provide UMB Fund Services, Inc. (“UMBFS”) with written notice of the amount and nature of such claim, and UMBFS will provide written notice to the other Funds. Each Fund shall provide to UMBFS forthwith written notice of the terms of settlement of any claim made under the Policy, and UMBFS will provide written notice to the other Funds.

7.       Term. This Agreement shall remain in effect as long as the Boards of each Fund (including a majority of the managers, directors or trustees, as applicable, who are not “interested persons,” as defined by Section 2(a)(19) of the Act) makes the annual determinations respecting the Policy required under Rule 17d-1(d)(7), and annually approves the renewal of the Policy.

8.       Amendments. This Agreement may be modified or amended only by a writing executed by all of the Funds.

9.       Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware.

10.     No Assignment. This Agreement is not assignable.

11.     Notices. All notices and other communications hereunder shall be in writing and shall be addressed to the notified Fund as follows:

UMB Fund Services, Inc.

235 W. Galena St.

Attention: Legal Department

Re: Infinity Core Alternative Fund, First Trust Alternative Opportunities Fund, Variant Alternative Income Fund, Variant Impact Fund, Agility Multi-Asset Income Fund, Aspiriant Real Assets Fund, Aspiriant Capital Appreciation Fund, AFA Asset Based Lending Fund, The Optima Dynamic Alternatives Fund, First Trust Real Assets Fund, First Trust Private Credit Fund, First Trust Private Assets Fund, Destiny Alternative Fund LLC, Destiny Alternative Fund (TEI) LLC, Pender Real Estate Credit Fund, Felicitas Private Markets Fund, First Trust Hedged Strategies Fund, FT Vest Hedged Equity Income Fund: Series A2, FT Vest Hedged Equity Income Fund: Series A3, FT Vest Hedged Equity Income Fund: Series A4, FT Vest Total Return Income Fund: Series A2, First Trust Enhanced Private Credit Fund, Variant Alternative Lending Fund, FT Vest Total Return Income Fund: Series A3, FT Vest Total Return Income Fund: Series A4, FT Vest Rising Dividend Achievers Total Return Fund, FT Vest Hedged Equity Income Fund: Series B1, FT Vest Hedged Equity Income Fund: Series B2, FT Vest Hedged Equity Income Fund: Series B3, FT Vest Total Return Income Fund: Series B1, FT Vest Total Return Income Fund: Series B2, FT Vest Total Return Income Fund: Series B3, FT Vest Total Return Income Fund: Series B4, Destiny Alternative Fund, FT Vest Total Return Income Fund: Series A1 and Felicitas Income Fund.

12.       Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the day and year first above written.

Infinity Core Alternative Fund

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

First Trust Alternative Opportunities Fund

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

Variant Alternative Income Fund

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

Variant Impact Fund

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

Agility Multi-Asset Income Fund

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

Aspiriant Real Assets Fund

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

Aspiriant Capital Appreciation Fund

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

AFA Asset Based Lending Fund

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

The Optima Dynamic Alternatives Fund

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

First Trust Real Assets Fund

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

First Trust Private Credit Fund

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

First Trust Private Assets Fund

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

Destiny Alternative Fund LLC

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

Destiny Alternative Fund (TEI) LLC

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

Pender Real Estate Credit Fund

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

Felicitas Private Markets Fund

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

First Trust Hedged Strategies Fund

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

FT Vest Hedged Equity Income Fund: Series A2

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

FT Vest Hedged Equity Income Fund: Series A3

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

FT Vest Hedged Equity Income Fund: Series A4

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

FT Vest Total Return Income Fund: Series A2

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

First Trust Enhanced Private Credit Fund

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

Variant Alternative Lending Fund

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

FT Vest Total Return Income Fund: Series A3

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

FT Vest Total Return Income Fund: Series A4

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

FT Vest Rising Dividend Achievers Total Return Fund

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

FT Vest Hedged Equity Income Fund: Series B1

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

FT Vest Hedged Equity Income Fund: Series B2

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

FT Vest Hedged Equity Income Fund: Series B3

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

FT Vest Total Return Income Fund: Series B1

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

FT Vest Total Return Income Fund: Series B2

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

FT Vest Total Return Income Fund: Series B3

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

FT Vest Total Return Income Fund: Series B4

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

Destiny Alternative Fund

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

FT Vest Total Return Income Fund: Series A1

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary

Felicitas Income Fund

By:	/s/ Ann Maurer
Name: Ann Maurer
Title: Secretary